Exhibit 10.3

SECURITY AGREEMENT dated as of November 18, 2004, among TRITON PCS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a “Subsidiary” and, together, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and LEHMAN COMMERCIAL PAPER INC. (“LCPI”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to (a) the Term Loan Agreement dated as of November 18, 2004, (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and LCPI, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) the Guarantee Agreement dated as of November 18, 2004, (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Guarantors and the Collateral Agent.

The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Term Loan Agreement. Pursuant to the Guarantee Agreement each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Term Loan Agreement. The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Term Loan Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Term Loan Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of (i) each Loan Party (other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C.) under or pursuant to the Guarantee Agreement and (ii) each Loan Party and SunCom Wireless Investment under or pursuant to the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower or any Loan Party under each Hedging Agreement entered into with any counterparty that was a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”). For the avoidance of doubt, the term “Lender” as used in clause (d) of the third sentence of this paragraph shall also include each Person that both (y) is a counterparty to a Hedging Agreement with a Loan

Party and (z) was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Term Loan Agreement.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” shall have the meaning specified in Section 9-102 of the New York UCC.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Chattel Paper” shall have the meaning specified in Section 9-102 of the New York UCC.

“Collateral” shall have the meaning assigned to such term in Section 2.01.

“Commercial Tort Claims” shall have the meaning specified in Section 9-102 of the New York UCC.

“Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

“Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

“Commodity Customer” shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

“Commodity Intermediary” shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Deposit Account” shall have the meaning specified in Section 9-102 of the New York UCC.

“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the New York UCC, such person is the Entitlement Holder.

“Equipment” shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the New York UCC or its equivalent in other jurisdictions. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“Fixtures” shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto; provided that Equipment contained on any radio broadcast tower shall not constitute Fixtures.

“General Intangibles” shall have the meaning specified in Section 9-102 of the New York UCC; provided that the Collateral does not include at any time any license, permit or other authorization issued by the FCC to the extent, but only to the extent, that the Grantors are prohibited from granting a security interest therein pursuant to the Communications Act, but shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC licenses, permits and authorizations and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC licenses, permits and authorizations

“Instruments” shall have the meaning specified in Section 9-102 of the New York UCC.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

“Letter-of-Credit Rights” shall have the meaning specified in Section 9-102 of the New York UCC.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower.

“Proceeds” shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each counterparty to any Hedging Agreement entered into with the Borrower or any Loan Party if such counterparty was a Lender or an Affiliate of a Lender at the time the Hedging Agreement was entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (f) the successors and assigns of each of the foregoing.

“Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Security Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Term Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all pending applications filed in connection therewith, including registrations and pending applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Term Loan Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges as security to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)	all Accounts;

(ii)	all Accounts Receivable;

(iii)	all Chattel Paper;

(iv)	all Deposit Accounts;

(v)	all Documents;

(vi)	all Equipment;

(vii)	all General Intangibles;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	Letter-of-Credit rights;

(xii)	all commercial tort claims listed on Schedule VI;

(xiii)	all books and records pertaining to the Collateral; and

(xiv)	to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that the Collateral shall not include (x) any Excluded Assets or (y) any rights under any item that would, but for this proviso, constitute Collateral, to the extent, but only to the extent, that the terms therof expressly prohibit the pledge, grant of a security interest or lien, transfer, assignment or hypothecation by a Grantor of such item (the “Excluded Collateral”), in each case in the manner contemplated hereby, unless a consent shall have been obtained; provided, further, that the Collateral shall include all rights to Accounts and general intangibles for money due or to become due under such Excluded Collateral and all other rights as to which any prohibition on such pledge, grant of a security interest or lien, transfer, assignment or hypothecation in such item is ineffective, whether under Article 9 of the New York UCC or otherwise, and shall also include all proceeds of any such Excluded Collateral; and provided, further, that at such time as the grant of a security interest in such Excluded Collateral would no longer result in the forfeiture thereof, or default thereunder, then the Collateral Agent’s security interest therein shall automatically and without any further action attach and become fully effective at that time.

Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Security Interest or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.

The Collateral Agent is further authorized to file in the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental office specified in Schedule 6 to the Perfection Certificate, which are all the filings (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing Uniform Commercial Code financing statements in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law.

(b) Each Grantor represents and warrants that fully executed instruments containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) (other than those that are set forth on Schedule V and specifically exempted from this requirement) and United States registered Copyrights will be promptly delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (c) a security interest that shall be perfected in all Collateral (other than those Trademarks that are set forth on Schedule V and specifically exempted from the requirements set forth in Section 3.03(b)) in which a security interest may be perfected upon the receipt and recording of this Agreement (or a separate instrument reflecting the security interest granted) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Term Loan Agreement.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 5.13 of the Term Loan Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 5.13 of the Term Loan Agreement.

ARTICLE IV

Covenants

SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in the location of its jurisdiction of incorporation or organization, (iii) in its form of organization or (iv) in its Federal Taxpayer Identification Number or other identification number assigned by its jurisdiction of incorporation or formation. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.10 of the Term Loan Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the Borrower setting forth the information specified in Section 5.16(b) of the Term Loan Agreement.

SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 5.13 of the Term Loan Agreement.

SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors in the event of and during the continuance of an Event of Default or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be “Information” subject to the provisions of Section 8.13 of the Term Loan Agreement).

SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 5.13of the Term Loan Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Term Loan Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account to the extent permissible under the document granting a security interest, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral for security purposes or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 5.13 of the Term Loan Agreement. Except as permitted in the Term Loan Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Term Loan Agreement or any other Loan Document. Without limiting the generality of the foregoing, each

Grantor agrees that it shall not permit any Inventory that is material individually or in the aggregate to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable that are material individually or in the aggregate, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment and of the type described in Section 3.17 of the Term Loan Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.12. Legend. Each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its material Accounts Receivable and its books, records and documents evidencing or pertaining to any Accounts Receivable with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain the quality of products and services offered under such Trademark, (ii) if such Trademark is registered, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iii) not knowingly use or knowingly authorize the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through licensees) will, for each work covered by a registered Copyright material to the conduct of such Grantor’s business, use appropriate copyright notice when publishing, reproducing, displaying and distributing the work, as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for registration in such Grantor’s name any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights material to the conduct of such Grantor’s business (and to obtain the relevant grant or registration) and, except with respect to Trademarks that the Grantor has abandoned through non-use, to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of such Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor, in the exercise of its good faith business judgment, deems appropriate under the circumstances to protect such Collateral.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use its reasonable best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Power of Attorney

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable, except that the Collateral Agent may not act as attorney-in-fact in any respect that would contravene the rules and policies of the FCC or that would effectuate a transfer of control of any license, permit or other authorization issued by the FCC without all necessary prior approval of the FCC. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent, subject to compliance with applicable law and the provisions of Section 7.16, shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-610 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants (to the extent, but only to the extent, such grant does not violate the terms of any agreement or license pursuant to which such Grantor has rights in such Collateral) to the Collateral Agent an irrevocable (until the termination of this Agreement), non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may only be exercised upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.01 of the Term Loan Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term Loan Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Term Loan Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, any claim, litigation, investigation or proceeding relating to the execution, delivery or performance of this Agreement or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 8.02 of the Term Loan Agreement.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Term Loan Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Term Loan Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Term Loan Agreement) and the terms of such consent did not provide otherwise.

SECTION 7.15. Additional Grantors. Pursuant to Section 5.17 of the Term Loan Agreement, each Domestic Subsidiary of the Borrower that is not a Special Purpose Subsidiary and was not in existence or not a Domestic Subsidiary on the date of the Term Loan Agreement is required to enter in this Agreement as a Grantor upon becoming a Domestic Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.16. FCC Consent. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Collateral Agent and the Secured Parties with respect to the Licenses or any license of the Federal Communications Commission (“FCC”) unless and until any required approval under the Federal Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. Without limiting the foregoing, the Collateral shall not include any license, permit or other authorization issued by the FCC or any rights therein or appurtenant thereto except to the extent, if any, permitted by the Communications Act and the rules, regulations and policies of the FCC. The Collateral Agent acknowledges that (i) absent the receipt of all necessary prior consent of the FCC, neither the right to operate pursuant to any license, permit or other authorization issued by the FCC nor the right to control any such license, permit or authorization may be transferred and (ii) that the possession of the Collateral does not confer a right to operate pursuant to such FCC licenses, permit or other authorization except upon due authorization by the FCC.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRITON PCS, INC.,

By	/s/ DANIEL E. HOPKINS
Name:	Daniel E. Hopkins
Title:	Senior Vice President of Finance and Treasurer

TRITON MANAGEMENT COMPANY, INC.,

By	/s/ DANIEL E. HOPKINS
Name:	Daniel E. Hopkins
Title:	Senior Vice President of Finance and Treasurer

TRITON PCS FINANCE COMPANY, INC.,

By	/s/ MICHAEL T. BONINI
Name:	Michael T. Bonini
Title:	President

TRITON PCS HOLDINGS COMPANY L.L.C
TRITON PCS INVESTMENT COMPANY L.L.C.
TRITON PCS EQUIPMENT COMPANY L.L.C.
TRITON PCS OPERATING COMPANY L.L.C.
AFFILIATE LICENSE CO., L.L.C.

By:	TRITON MANAGEMENT COMPANY, INC., its manager,

/s/ DANIEL E. HOPKINS
Name:	Daniel E. Hopkins
Title:	Senior Vice President of Finance and Treasurer

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent,

By	/s/ WILLIAM J. HUGHES
Name:	William J. Hughes
Title:	Managing Director

Schedule I to the

Security Agreement

SUBSIDIARY GUARANTORS

	Subsidiary Guarantor	Address

1.	Affiliate License Co., L.L.C.	1100 Cassatt Road, Berwyn, PA 19312

2.	Triton Management Company, Inc.	1100 Cassatt Road, Berwyn, PA 19312

3.	Triton PCS Holdings Company L.L.C.	1100 Cassatt Road, Berwyn, PA 19312

4.	Triton PCS Operating Company L.L.C.	1100 Cassatt Road, Berwyn, PA 19312

5.	Triton PCS Equipment Company L.L.C.	1100 Cassatt Road, Berwyn, PA 19312

6.	Triton PCS Investment Company L.L.C.	1100 Cassatt Road, Berwyn, PA 19312

7.	Triton PCS Finance Company, Inc.	103 Foulk Road, Suite 202, Wilmington, DE 19803

Schedule II to the

Security Agreement

COPYRIGHTS

None.

Schedule III to the

Security Agreement

LICENSES

1. The Network License Agreement, subject to the conditions for assignment set forth in Section 3.1 thereof.

2. The Amended and Restated Agreement, dated as of April 16, 1999, among the members of the Marketing Affiliate with respect to the “SUNCOM Marks” as that term is defined therein, subject to the conditions for assignment set forth therein.

Schedule IV to the

Security Agreement

PATENTS

None.

Schedule V to the

Security Agreement

TRADEMARKS

U.S. Federal Service Mark Applications

Mark	Serial Number	Date Filed	Owner
MY SUNCOM	76/125,169	09/08/00	Affiliate License Co., L.L.C.

SEE FREE, CALL FREE	76/528,689	07/11/03	Triton PCS Operating Company L.L.C.

SUNCOM I.NOTES (Stylized)	76/174,529	12/04/00	Affiliate License Co., L.L.C.

SUNCOM IPLAY	76/297,144	08/09/01	Affiliate License Co., L.L.C.

SUNCOM ISPEAK	76/297,129	08/09/01	Affiliate License Co., L.L.C.

SUNCOM NUMBER SECURE	76/568,457	01/06/04	Affiliate License Co., L.L.C.

SUNCOM PAY AHEAD	76/615,320	10/12/04	Affiliate License Co., L.L.C.

THE ONLY PHONE COMPANY YOU’LL EVER NEED	75/618,959	01/12/99	Triton PCS Operating Company L.L.C.

THE POWER OF UN	76/528,691	07/11/03	Triton PCS Operating Company L.L.C.

U.S. Federal Service Mark Registrations

Mark	Registration Number	Expiration Date	Registered Owner
		(Deadline for Filing Declaration of Use or Renewal)

EVERYTHING UNDER THE SUN	2,370,076	07/25/06 (Declaration of Use)	Affiliate License Co., L.L.C.

M-NET	2,437,645	03/20/07 (Declaration of Use)	Triton PCS Operating Company L.L.C.

Mark	Registration Number	Expiration Date	Registered Owner
		(Deadline for Filing Declaration of Use or Renewal)
M-NET	2,464,250	06/26/07 (Declaration of Use)	Triton PCS Operating Company L.L.C.

OH, THE PLACES YOU’LL GO!*	2,444,928	04/17/07 (Declaration of Use)	Triton PCS Operating Company L.L.C.

SUNCOM	2,367,621	07/18/06 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM	2,576,959	06/11/08 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM and DESIGN	2,831,052	04/13/10 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM CONNECT	2,576,974	06/11/08 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM FYI	2,793,440	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM INET	2,886,969	09/21/10 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM KEEP TALKING	2,793,501	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM PREPAID TO GO	2,796,493	12/23/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM STATES	2,793,422	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

2

Mark	Registration Number	Expiration Date	Registered Owner
		(Deadline for Filing Declaration of Use or Renewal)
SUNCOM SUBSCRIPTION WIRELESS	2,887,121	09/21/10 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM SUPERSTATES	2,796,672	12/23/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM TO GO	2,796,492	12/23/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM UNLIMITED	2,793,470	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM UNPLAN	2,887,120	09/21/10 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM USA	2,793,471	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM WELCOME HOME	2,793,536	12/16/09 (Declaration of Use)	Affiliate License Co., L.L.C.

SUNCOM WIRELESS and DESIGN	2,860,451	07/06/10 (Declaration of Use)	Affiliate License Co., L.L.C.

WE GET IT	2,448,313	05/01/07 (Declaration of Use)	Triton PCS Operating Company L.L.C.

*	The Borrower has agreed to cease using this service mark.

3

State Service Mark Registrations

Mark	State/ Registration Number	Expiration Date	Registered Owner
SUNCOM and DESIGN	Missouri S14,974	04/13/10	Affiliate License Co., L.L.C.

SUNCOM WIRELESS and DESIGN	Tennessee N/A	02/26/09	Affiliate License Co., L.L.C.

Trade Names/Business Names

Name	User
SunCom, Member of the AT&T Wireless Network	Triton PCS Operating Company L.L.C.

SunCom	Triton PCS Operating Company L.L.C.

Triton PCS	Triton PCS Operating Company L.L.C.

4

Fictitious Business Name Filings

DBA Name	State Registered	Filing Date Filing Number (If Available)

Triton P C S Equipment Co	Pennsylvania	02/01/99

Triton PCS	Virginia

Triton P C S Operating Co	Georgia	06/18/00

Triton PCS	Virginia	02/05/03 176/2961611

Triton P C S	North Carolina	11/27/02 129/454824

Triton PCS	South Carolina	12/12/02 141/4128140

Triton PCS	South Carolina	12/12/02 141/4144380

5

Schedule VI to the

Security Agreement

COMMERCIAL TORT CLAIMS

None.

Annex 2 to the

Security Agreement

[Form of]

PERFECTION CERTIFICATE

Reference is made to (a) the Term Loan Agreement dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Lehman Commercial Paper Inc., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) the Guarantee Agreement dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Guarantors referred to therein and the Collateral Agent. Terms defined in the Term Loan Agreement, or if not defined therein, then in the Security Agreement, are used herein with the same meaning.

The Borrower, by a duly authorized Financial Officer, hereby certifies to the Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or formation, is as follows:

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the organizational identification number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor [only necessary for filing in North Dakota and South Dakota]:

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

Annex 2 to the

Security Agreement

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable or General Intangibles (with each location at which Chattel Paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any material amount of Inventory or Equipment or other material amount of Collateral not identified above:

Grantor	County	State

(e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

Grantor	County	State

(f) Set forth below opposite the name of each Grantor are the names and addresses of all persons other than such Grantor that have possession of any material portion of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, to the extent requested by the Collateral Agent, and such search reports reflect no liens against any of the Collateral other than those permitted under the Term Loan Agreement.

5. UCC Filings. UCC financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

Annex 2 to the

Security Agreement

7. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 5 above will be paid upon filing.

8. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 8 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by SunCom Wireless Investment, the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth in Schedule 8 is each equity investment of the Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

9. Notes. Attached hereto as Schedule 9 is a true and correct list of all notes or other evidence of indebtedness held by the Borrower and each Subsidiary and all intercompany notes between the Borrower or each Subsidiary of the Borrower and between each Subsidiary of the Borrower and each other such Subsidiary.

10. Intellectual Property. Attached hereto as Schedule 10(A) in proper form for a filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents (and all applications therefor), Patent Licenses, Trademarks (and all applications therefor) and Trademark Licenses, including the name of the registered owner and the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by such Grantor. Attached hereto as Schedule 10(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights (and all applications therefor) and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by such Grantor.

11. Commercial Tort Claims. Attached hereto as Schedule 11 is a true and correct list of commercial tort claims in excess of $1,000,000 held by any Grantor, including a brief description thereof.

12. Deposit Accounts. Attached hereto as Schedule 12 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account, and the account number.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this 18th day of November 2004.

TRITON PCS, INC.,

By
Name:
Title:	[Financial Officer]

Annex 3 to the

Security Agreement

SUPPLEMENT NO. [    ] dated as of [    ], to the Security Agreement dated as of November 18, 2004, among TRITON PCS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a “Subsidiary” and, together, the “Guarantors”; the Guarantors and the Borrower are referred to collectively herein as the “Grantors”) and LEHMAN COMMERCIAL PAPER INC. (“LCPI”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

A. Reference is made to (a) the Term Loan Agreement dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and LCPI, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) and (b) the Guarantee Agreement dated as of November 18, 2004 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Term Loan Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.17 of the Term Loan Agreement, each Domestic Subsidiary of the Borrower that is not a Special Purpose Subsidiary and was not in existence or not a Domestic Subsidiary on the date of the Term Loan Agreement is required to enter into the Security Agreement as a grantor upon becoming a Domestic Subsidiary. Section 7.15 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Term Loan Agreement to become a Grantor under the Security Agreement as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Annex 3 to the

Security Agreement

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

Annex 3 to the

Security Agreement

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By
Name:
Title:
Location of Chief Executive Office:

LEHMAN COMMERCIAL PAPER INC., as Collateral Agent,

By
Name:
Title:

Schedule I

to Supplement No. [ ]

to the Security Agreement

LOCATION OF COLLATERAL

Description	Location